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                                                            EXHIBIT 5.1


                          [AMRESCO, INC. LETTERHEAD]







                              December 21, 1995






AMRESCO, INC.
1845 Woodall Rodgers Freeway
Suite 1700
Dallas, Texas 75201

     Re: Registration on Form S-3 of $57,500,000 in aggregate principal amount of Senior Subordinated Notes due 2003

Gentlemen:

     I am general counsel of AMRESCO, INC., a Delaware corporation (the "Company"), and have acted as such in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), of up to $57,500,000 in aggregate principal amount of Senior Subordinated Notes due 2003 (the "Notes") pursuant to an Indenture (the "Indenture") to be entered into between Bank One, Columbus, N.A. (the "Trustee") and the Company. The Notes are being registered pursuant to a Registration Statement on Form S-3 (the Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act. The Notes are being sold pursuant to a Purchase Agreement (the "Purchase Agreement") to be entered into between the Company and Piper Jaffray Inc. and certain other underwriters to be named in the Purchase Agreement (the "Underwriters").

     I have examined such documents, records and matters of law as I have deemed necessary for the purposes of this opinion. Based upon the foregoing, and having due regard for such legal considerations as I deem relevant, I am of the opinion that when (a) the Indenture has been duly executed by the parties thereto and (b) the Notes have been duly executed and delivered by the Company, authenticated by the Trustee and issued in accordance with the terms of the Indenture and the Purchase Agreement against payment of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the rights of creditors generally, (2) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers


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AMRESCO, INC.
December 21, 1995
Page 2

and conveyances and (3) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain other provisions of the Notes may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Notes will not affect the validity or enforceability as a whole of any of the Notes and will not prevent the holders thereof from the ultimate realization of the practical rights and benefits afforded by such documents, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of any such law.

     With respect to the Indenture, I advise you that when the Registration Statement is declared effective under the Securities Act, the Indenture will be deemed to have been qualified under the Trust Indenture Act of 1939, as amended.

     In rendering the foregoing opinions, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein.

     The opinions expressed above are specifically limited to the laws of the State of Texas, the General Corporation Laws, as amended, of the State of Delaware, and the federal laws of the United States of America.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ L. KEITH BLACKWELL

                                   L. Keith Blackwell
                                   General Counsel and Secretary